                                                                       EXHIBIT 1
                        ODYSSEY MARINE EXPLORATION, INC.


                      SERIES B CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT


                         Dated as of February 28, 2001

                        ODYSSEY MARINE EXPLORATION, INC.

                 Series B Convertible Stock Purchase Agreement
                 ---------------------------------------------



     Series B Convertible Stock Purchase Agreement  (this "Agreement") dated as
                                                           ---------
of February 28, 2001 is entered into by and between Odyssey Marine Exploration, Inc., a Nevada corporation (the "Company"), John C. Morris and Gregory P. Stemm
                                 -------
(the "Founders"), and the MacDougald Family Limited Partnership, a Nevada
      --------
limited partnership (the "Purchaser").  Certain capitalized terms used herein
                          ---------
are defined in Section 10 of this Agreement.

     WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, certain shares of the Company's common stock, $0.0001 par value per share ("Common Stock"), Series B Preferred Stock
                                     ------------
(defined below), and warrants to purchase additional shares of Common Stock in the amounts and at the exercise prices set forth herein and therein;

     WHEREAS, as an inducement and as a condition to entering into this Agreement, the parties shall concurrently execute and deliver the Registration Rights Agreement attached hereto as Exhibit E (the "Registration Rights
                                    ---------       -------------------
Agreement"); and
---------

     WHEREAS, the Board of Directors of the Company (the "Board of Directors")
                                                          ------------------
has determined that it is in the best interests of the Company to enter into this Agreement and the Transaction Documents (as defined in Section 6.3 of this Agreement);

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

1.   Authorization and Sale of Shares
     --------------------------------

     1.1  Authorization. The Company has duly authorized, and taken all such
          -------------
corporate and other action necessary for, the sale, issuance, and delivery of, pursuant to the terms of this Agreement:

               (a) an aggregate of Eight Hundred Sixty Four Thousand Eight (864,008) shares of Common Stock;

               (b) an aggregate of Eight Hundred Fifty Thousand (850,000) shares of Series B Convertible Preferred Stock, $0.0001 par value per share (the "Series B Preferred Stock"), having the rights, privileges, and
                ------------------------
          preferences set forth in the Certificate of Designations attached hereto as Exhibit A (the "Designations"), which Designations have been
                    ---------       ------------
          adopted by the Company and filed with the Secretary of State of the State of Nevada; and

               (c) an aggregate of 1,889,000 warrants of the Company (the "Warrants") to purchase shares of Common Stock, such Warrants to be
          ---------
          issued pursuant to Warrant Agreements (as may be amended, restated, or modified from time to time, the "Warrant Agreements") substantially in
                                           ------------------
          the forms attached hereto as Exhibit B, each Warrant evidencing the
                                       ---------
          right to receive (subject to adjustment as provided in the Warrant
          Agreement), upon payment of the exercise price therefor, one share of Common Stock, exercisable upon the terms and conditions set forth in such Warrants generally as follows:

                    (i) Seven Hundred Twenty Two Thousand (722,000) Warrants to purchase shares of Common Stock at an exercise price of $3.00 through the expiration date of February 28, 2003;

                    (ii) One Hundred Twenty Thousand (120,000) Warrants to purchase shares of Common Stock at an exercise price of $2.50 through the expiration date of March 31, 2002;

                    (iii) Eight Hundred Seventeen Thousand (817,000) Warrants to
               purchase shares of Common Stock at an exercise price of $2.00 through the expiration date of February 28, 2003, and

                    (iv) Two Hundred Thirty Thousand (230,000) Warrants to purchase shares of Common Stock at an exercise price of $0.30 through the expiration date of February 28, 2004.

     1.2  Sale of Securities. Subject to the terms and conditions of this
          ------------------
Agreement, Purchaser, and the Purchaser agrees to purchase, 864,008 shares of Common Stock, 850,000 shares of Series B Preferred Stock, and Warrants to purchase up to 1,889,000 shares of Common Stock (such Common Stock, Series B Preferred Stock, and the Warrants to be purchased hereby, together, the "Securities") for an aggregate purchase price of $3,000,000 (the "Purchase
 ----------                                                       --------
Price").
-----

     1.3  Use of Proceeds.  The Company will use the proceeds from the sale of
          ---------------
the Shares for general working capital needs.


2.   The Closing.  The closing (the "Closing") of the sale and purchase of the
     -----------                     -------
Securities under this Agreement shall take place at the offices of Carlton Fields, P.A., One Harbour Place, 777 South Harbour Island Boulevard, Tampa, Florida, at 5:00 p.m. on February 28, 2001. At the Closing, the Company shall deliver to the Purchaser certificates for the number of shares of Common Stock, Preferred Stock, and Warrants being purchased by the Purchaser at the Closing, registered in the name of the Purchaser, against payment to the Company of the Purchase Price, by certified or bank cashier's check or by wire transfer as specified by the Company in writing. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions
                    ------------
specified in Section 6 shall not have been met, the Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

3.   Representations of the Company.  Except as disclosed by the Company in
     ------------------------------
Exhibit C hereto, or in any of the Company's disclosure documents on file with
---------
the Securities and Exchange Commission, the Company hereby represents and warrants to the Purchaser that the statements contained in this Section 3 are true, complete and correct. Exhibit C shall be arranged in paragraphs
                             ---------
corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of Exhibit C shall qualify all of the
                                           ---------
representations and warranties of this Section 3.

     3.1  Organization and Standing.  The Company is a corporation duly
          -------------------------
organized, validly existing and in good standing under the law of the State of Nevada and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Closing pursuant to Section 6.3 (the "Transaction
                                                                 -----------
Documents") and to carry out the transactions contemplated by this Agreement and
---------
the Transaction Documents. The Company is duly qualified to do business as a foreign corporation in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a "Material Adverse
                                                         ----------------
Effect"). The Company has furnished to the Purchaser true and complete copies of
------
its Articles of Incorporation and Bylaws, each as amended to date and presently in effect. To the Company's knowledge, it has at all times complied with all provisions of its Articles of Incorporation and Bylaws and is not in default under, or in violation of, any such provision.

     3.2  Capitalization.  The authorized capital stock of the Company
          --------------
(immediately prior to the Closing) consists of: (a) One Hundred Million (100,000,000) shares of Common Stock, of which 16,776,171 shares are issued and outstanding and 4,888,518 shares have been reserved for issuance pursuant to outstanding warrants, options, and the Employee Stock Option Plan of the Company, and (b) Ten Million (10,000,000) shares of Preferred Stock, $.0001 par value per share, "Preferred Stock"), of which (x) 700,000 shares have been
                  ---------------
designated as Series A Preferred Stock, 190,000 of which shares were issued but none of which are currently outstanding and (y) of which 850,000 have been designated as Series B Preferred Stock, none of which are issued or outstanding. The rights, privileges, and performances of the Series B Preferred Stock are as stated in the Designations. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for the Securities to be sold and issued as provided in this Agreement, (i) no subscription, warrant, option, or other right (written or oral, or contingent or otherwise) to purchase or acquire any shares of, or any security directly or indirectly convertible in or exchangeable or exercisable for, any capital stock of the Company is authorized or outstanding,
(ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, (iv) there are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company, and (v) there are no voting agreements or similar arrangements among the Company or any of its stockholders. All of the issued and outstanding shares of capital stock of the Company have been offered, issued, and sold by the Company in compliance with all applicable federal and state securities laws.


     3.3  Subsidiaries.  Except as detailed in the Company's Form 10-KSB dated
          ------------
February 29, 2000, the Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

     3.4  Securityholder Lists and Agreements.   The Company has furnished the
          -----------------------------------
Purchaser with a list of the common stockholders of the Company, as provided by the Company's transfer agent, showing the number of shares of Common Stock held by each known stockholder as of the date of the report. Exhibit C contains a
                                                         ---------
true and complete list of all other outstanding securities issued by the Company including options, warrants, and other securities directly or indirectly convertible into or exchangeable or exercisable for any capital stock of the Company, the exercise or conversion price thereof, and the number and type of securities issuable thereunder. Except as provided in this Agreement and the Exhibits hereto, there are no agreements, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), or disposition. There are no rights outstanding which permit or allow the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit or allow the holder thereof to include securities of the Company in a registration statement filed by the Company.

     3.5  Issuance of Securities.  The issuance, sale, and delivery of the
          ----------------------
Securities in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants, have been, duly authorized by all necessary corporate action on the part of the Company, including its Board of Directors and its stockholders, and all such shares have been duly reserved for issuance. The Securities, when so issued, sold, and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants, when issued upon such conversion, or exercise, shall be duly and validly issued, fully paid, and nonassessable, and shall be free and clear of any liens, encumbrances, security interests, charges, or restrictions ("Liens"),
                                                                        -----
or pre-emptive or other similar rights.

     3.6  Authority for Agreement; No Conflict.  The execution, delivery, and
          ------------------------------------
performance by the Company of this Agreement and the Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Transaction Documents when executed at the Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Transaction Documents and compliance with their respective provisions by the Company will not: (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, results in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this Section 3.6(c) which do not and will not, individually or in the aggregate, have a Material Adverse Effect, (c) result in the imposition of any Security Interest upon any assets of the Company, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security
                 -----------------
interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

     3.7  Governmental Consent.  No consent, approval, order, or authorization
          --------------------
of, or registration, qualification, designation, declaration, or filing with, any court, arbitration tribunal, administrative agency, commission, or other governmental authority or instrumentality (each hereafter referred to as a "Governmental Entity") is required on the part of the Company in connection with
 ------------ ------
the execution and delivery of this Agreement or the Transaction Documents, the offer, issuance, sale and delivery of the Securities, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Transaction Documents, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, all of which filings are specified in Exhibit C. Based on the representations made by
                               ---------
the Purchaser in Section 5 of this Agreement, the offer and sale of the Securities to the Purchaser and the Common Stock issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants, will be in compliance with applicable federal and state securities laws, including the registration provisions thereunder.

     3.8  Litigation.  There is no action, suit or proceeding, or governmental
          ----------
inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or the Founders, which questions the validity of this Agreement or the right of the Company or the Founders to enter into it, or which might result, either individually or in the aggregate, in a Material Adverse Effect, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or the Founders by reason of the past employment relationships of the Founders, the proposed activities of the Company, or negotiations by the Company and/or the Founders with possible investors in the Company. The Company is not subject to any outstanding judgement, order, or decree.

     3.9  Compliance.  The Company is in compliance with, and in all material
          ----------
respects has complied with, all laws, regulations, and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement, or instrument to which the Company is a party or by which it is bound, or of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, in the future is reasonably likely to result in or have a Material Adverse Effect. To the best of the Company's knowledge, neither the Founders nor any other employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition, or non-solicitation.

     3.10  Employees.  All employees of the Company who have access to
           ---------
confidential or proprietary information of the Company have executed and delivered Employment agreements which contain nondisclosure/non-competition agreements, and all of such agreements are in full force and effect. The Company is not aware that any employee of the Company has plans to terminate his or her employment relationship with the Company. The Company, to the best of its knowledge, has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

               3.11  Financial Statements and SEC Documents.
                     --------------------------------------

                     (a) The Company has prepared and furnished to the Purchaser the audited balance sheets of the Company as of the end of the fiscal years ending February 28, 1998, February 28, 1999 and February 29, 2000, and the audited statements of operations, shareholders' equity, and statement of cash flow for each of such fiscal years, each accompanied by the related report of Giunta, Ferlita & Walsh, P.A. independent certified public accountants. The Company also has prepared and furnished to the Purchaser, the unaudited balance sheets of the Company as of the end of each quarter of the Company ending after February 29, 2000 and the unaudited statements of operations and statements of cash flow for the respective quarters then ended. All of the financial statements, including, without limitation, the notes thereto, referred to in this Section 3.11: (a) are in accordance with the books and records of the Company, (b) present fairly the financial position of the Company as of the dates and the results of operations and changes in financial position for the periods indicated, and (c) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Exhibit C sets forth all changes in accounting methods (for
                    ---------
financial accounting purposes) at any time made, agreed to, requested, or required with respect to Company.


                     (b) The Company has filed and provided to the Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission ("SEC") since March 1, 1998 (the "SEC Documents") which are all the
             ---                             -------------
documents that the Company was required to file with the SEC since such date. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of

1934, as amended, (the "Exchange Act"), as the case may be, and the rules
                        ------------
and regulations of the SEC thereunder applicable to such SEC Documents, and, to the Company's knowledge, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which were material) the financial position of the Company and its subsidiaries, if any, as of their respective dates and the results of operations and the cash flows of the Company for the periods presented therein. The Company has no material liability or obligation of a type which would be included in a balance sheet prepared in accordance with GAAP whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except and to the extent disclosed or reflected in the financial statements included in the SEC Documents.

          3.12  No Liabilities.  Except as reflected in the financial statements
                --------------
furnished pursuant to this Agreement or as described in Exhibit C, there are no
                                                        ---------
material liabilities of the Company.  Except as described in Exhibit C, since
                                                             ---------
November 30, 2000: (a) the Company has not incurred any material liabilities (whether contingent or absolute, matured or unmatured, or known) other than in the ordinary course of business, and (b) there have been no events, changes, developments, or occurrences that have had, or which would have, individually or in the aggregate, a Material Adverse Effect on the Company.

          3.13  Taxes.  The Company has duly filed all tax returns required to
                -----
be filed by the Company on or before the Closing Date with respect to all applicable taxes. No material penalties or other charges are or will become due with respect to any of tax returns as the result of the late filing thereof. To the best of the Company's knowledge, all of the Company's tax returns are true and complete in all respects. The Company (i) has paid all taxes due or claimed to be due by any taxing authority in connection with any of the Company's tax returns (without regard to whether or not such taxes are shown as due on such tax returns), or (ii) have established in financial statements provided to the Purchaser adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such taxes. The amounts set up as reserves for taxes on the financial statements of Company furnished to the Purchaser are sufficient for the payment of all unpaid taxes, whether or not such taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture, or other entity. There is no action, suit, proceeding, audit, investigation, or claim pending or, to the knowledge of the Company, threatened in respect of any taxes for which the Company is or may become liable, nor has any deficiency or claim for any such taxes been proposed, asserted or, to the knowledge of the Company, threatened. The Company has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company. There is no agreement, waiver, or consent providing for an extension of time with respect to the assessment or collection of any taxes against the Company, and no power of attorney granted by the Company with respect to any tax matters is currently in force.

          3.14   Real Property.   The Company has not owned and does not own any
                 -------------
real property.

          3.15     Assets.     The Company has good, valid, and marketable title
                   ------
to all assets owned by it, including, without limitation, all assets reflected in the balance sheets furnished to the Purchaser and all Assets purchased by the Company since February 29, 2000 (except for assets reflected in such balance sheets or acquired since February 29, 2000, that have been sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens. All personal property of the Company is in good operating condition and repair and is suitable and adequate for the uses for which it is intended or is being used.

          3.16    Insurance.   Exhibit C lists and briefly describes all
                  ---------    ----------
policies of title, asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company. All such policies: (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company with all requirements of law and of all agreements to which the Company is a party; (d) are valid and outstanding policies enforceable against the insuror; (e) insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar properties, and provide adequate insurance coverage for the businesses and assets of the Company; and (f) provide that they will remain in full force and effect through the respective dates set forth in Exhibit C.
---------

          3.17   Intellectual Property.   The Company has no knowledge, and has
                 ---------------------
received no notice to the effect that it has, or is claimed to have, infringed any intellectual property or legally protectable right of another.

          3.18   Debt Instruments.   Exhibit C lists and briefly describes the
                 ----------------    ---------
material terms, provisions, and conditions of all mortgages, indentures, notes, guarantees, and other agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company is a party or which has been assumed by the Company or to which any assets of the Company are subject and, with respect to each arrangement so listed, briefly describes the principal amount, interest rate, original and maturity dates and any sinking fund installments, prepayment premiums, restrictive covenants, and any other material provisions. Exhibit C lists and
                                                           ---------
briefly describes the materials terms, provisions, and conditions of all guarantees made by any of the shareholders guaranteeing any obligation of the Company. The Purchaser will not become a guarantor of any obligation of the Company as a result of the transactions contemplated by this Agreement and specifically, as a result of its status as a shareholder of the Company. The Company has performed all the obligations required to be performed by it to date and is not in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

          3.19   Other Agreements.   Except as disclosed and briefly described
                 ----------------
in Exhibit C, all material contracts, agreements, leases, commitments, and other
   ---------
instruments to which the Company is a party or by which the Company is bound at the date hereof and which are required to be filed as an exhibit to the SEC Documents have been so filed.

          3.20   Books and Records.   The books of account, share records,
                 -----------------
minute books, and other records of the Company are true and complete and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the financial statements of the Company furnished to the Purchaser.

          3.21   Pension and Benefit Plans.   The Company's only benefit plan
                 -------------------------
consists of health insurance paid by the Company for its employees.

          3.22      Environmental.
                    -------------

                    (a) The Company has complied and is materially in compliance with all Environmental Laws (as defined below).


                    (b) The Company has no material liability under any Environmental Law. There are no pending or to the knowledge of the Company threatened actions, suits, claims, legal proceedings, or other proceedings based on, and the Company, no officer, director, or shareholder of the Company has received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) that might form the basis for any such actions or notices arising out of or attributable to: (i) the off-site disposal or treatment of Hazardous Materials (as defined below) originating on or from the business or assets of the Company; (ii) any facility operations, procedures, or designs of the Company that do not conform to requirements of the Environmental Laws; or (iii) any violation of Environmental Laws arising from the Company's activities involving Hazardous Materials.

                    (c) To the best of its knowledge, the Company has been duly issued, and currently has and will maintain through the Closing Date, all permits, licenses, certificates, and approvals required under any Environmental Law. A true and complete list of such permits, licenses, certificates, and approvals, all of which are valid and in full force and effect, is set out in Exhibit C. Except in accordance with such permits, licenses, certificates, and approvals, there has been no release or discharge of any other material regulated by such permits, licenses, certificates, or approvals.

          3.23  Disclosures.  Neither this Agreement nor any Exhibit hereto, nor
                -----------
any report, certificate or instrument furnished to the Purchaser in connection with the transactions contemplated by this Agreement, when read together with the SEC Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4.   Representations of Founders. The Founders, jointly and severally, represent
     ---------------------------
and warrant to the Purchaser as follows:

     4.1  Conflicting Agreements. The Founders are not and will not be as of the
          ----------------------
date of the Closing, as a result of the nature of the business conducted or proposed to be conducted by the Company or for any other reason, in violation of
(i) any fiduciary or confidential relationship, (ii) any term of any contract or covenant (either with the Company of with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation, or (iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency, relevant to or affecting the right of the Founders to be employed by the Company. No such relationship, term, contract, agreement, judgment, decree, or order conflicts with the Founders' obligations to use their best efforts to promote the interests of the Company nor does the execution and delivery of this Agreement, nor the carrying on of the Company's business as an officer or key employee of the Company, conflict with any such relationship, term, contract, agreement, judgment, decree or order.

     4.2  Litigation.  There is no action, suit or proceeding, or governmental
          ----------
inquiry or investigation, relevant to the Company's business, pending or, to the best of the Founders' knowledge, threatened against the Founders, and, to the best of the Founders' knowledge, there is no basis for any such action, suit, proceeding, or governmental inquiry or investigation.

     4.3  Stockholder Agreements. Except as contemplated by or disclosed in this
          ----------------------
Agreement, the Founders are not a party to and have no knowledge of any agreement, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the securities of the Company, including, without limitation, agreements to which they are a party.

     4.4  Representations and Warranties of the Company.  To the best of the
          ---------------------------------------------
Founders' knowledge, the representations and warranties of the Company set forth in Section 3 are true and correct.

5.  Representations of the Purchaser. The Purchaser represents and warrants
    --------------------------------
 Company as follows:

     5.1  Investment.  The Purchaser is acquiring the Securities, and the shares
          ----------
of Common Stock into which the Series B Preferred Stock may be converted or which may be acquired upon exercise of the Warrants, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except as contemplated by this Agreement and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     5.2  Authority.  The Purchaser has full power and authority to enter in to
          ---------
and to perform this Agreement in accordance with its terms. The Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

     5.3  Experience.  The Purchaser has carefully reviewed the representations
          ----------
concerning the Company contained in this Agreement, the SEC Documents, and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which it has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof. The Purchaser has been represented by counsel or other advisors of his choosing.

6.   Conditions to the Obligations of the Purchaser.  The obligation of the
     ----------------------------------------------
Purchaser to purchase the Securities at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of each of the following conditions on or before the Closing,

     6.1  Accuracy of Representations and Warranties.  Each representation and
          ------------------------------------------
warranty contained in Sections 3 and 4 of this Agreement shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

     6.2  Performance.  The Company and the Founders shall have performed and
          -----------
complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company or the Founders prior to or at the Closing.

     6.3  Transaction Documents.
          ---------------------

          (a)  Registration Rights Agreement.  The Registration Rights
               -----------------------------
Agreement shall have been executed and delivered by the Company and the Purchaser.

     6.4  Compliance Certificates.  The Company shall have delivered to the
          -----------------------
Purchaser:

          (a) a certificate, dated as of the Closing Date, signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect that the conditions specified in Sections 6.1, 6.2, 6.6, 6.7 and 6.8 of this Agreement have been satisfied; and

          (b) copies of all documents that the Purchaser may reasonably request relating to the existence of the Company and certified copies of resolutions or written consents duly adopted by the Company's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as the Purchaser and its counsel shall request.

     6.5  Opinion of Counsel.  The Purchaser shall have received from counsel
          ------------------
to the Company an opinion in form and substance reasonably satisfactory to the Purchaser, addressed to the Purchaser and dated as of the Closing Date.

     6.6  Consents.  The Company: (a) shall have secured all contractual and
          --------
other third party consents, including without limitation, any consent required from the holders of the Series A Preferred Stock, required in connection with the transactions contemplated by this Agreement in form and substance satisfactory to the Purchaser, and (b) the Company shall have made or obtained all consents of, filings or registrations with, and notifications to, all Governmental Entities required for consummation of the transactions contemplated hereby, including without limitation, those required under all applicable federal and state securities laws, and which shall be in full force and effect and all waiting periods required by law shall have expired.

     6.7  No Pending Actions.  No action, suit or proceeding shall be pending
          ------------------
before any court or quasi-judicial or administrative agency of any federal, state or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) affect adversely the right of the Purchaser to acquire the Securities, or (d) affect adversely the business, assets, properties, operation (financial or otherwise) or prospects of the Company (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

     6.8  No Material Adverse Change.  Since August 31, 2000, there shall not
          --------------------------
have been any material adverse change in the financial condition, results of operations, business, business prospects, personnel, assets or liabilities (contingent or otherwise) of the Company, except in the normal course of business.

     6.9  Other Matters.  All corporate and other proceedings in connection with
          -------------
the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

7.   Condition to the Obligations of the Company.  The obligations of the
     -------------------------------------------
Company to perform this Agreement and to purchase the Securities are subject to fulfillment, or the waiver, of the following condition on or before the Closing:

     7.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of the Purchaser contained in Section 5 hereof shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made and as of that date.

8.   Affirmative Covenants of the Company.
     ------------------------------------

     8.1  Inspection and Observation.  The Company shall permit the Purchaser,
          --------------------------
or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested. If at any time while (a) the Purchaser holds any Securities, or any shares of Common Stock in which the Securities may be converted or acquired upon exercise thereof, and (b) no designee of the Purchaser is a member of the board of directors of the Company, a representative of the Purchaser shall have the right to notice of, and the right to attend, all meetings of the Company's board of directors.

     8.2  Operation of Business of Company.
          --------------------------------

          (a) The Company shall, through the Closing Date: (i) preserve its business organizations and its present relationships with customers, suppliers, consultants, employees, and any other persons having business relations with it; and (ii) maintain its assets in customary repair and condition.

          (b) Except as contemplated by this Agreement or as reasonably required to carry out its obligations hereunder, the Company shall, through the Closing Date, conduct its business only in the ordinary course of business and, in addition, not: (i) issue any capital shares or any options, warrants, or other rights to subscribe for or purchase any of its capital shares or any securities convertible into or exchangeable for its capital shares; (ii) declare, set aside, or pay any dividend or distribution with respect to its capital shares;
(iii) directly or indirectly redeem, purchase, or otherwise acquire any of its capital shares; (iv) effect a split, reclassification, or other change in or of any of its capital shares; (v) amend its Articles of Incorporation or Bylaws (except for such changes and amendments in the Articles of Incorporation of the Company as may be required by this Agreement); (vi) grant any increase in the compensation payable or to become payable by the Company to its officers or employees or enter into any bonus insurance, pension, or other benefit plan, payment, or arrangement for or with any of such officers or employees other than in the ordinary course of business; (vii) borrow or agree to borrow any funds or directly or indirectly guarantee or agree to guarantee the obligations of others; (viii) enter into any agreement that may have a Material Adverse Effect;
(ix) place, or allow to be placed, an encumbrance on any of its assets; (x) cancel any indebtedness owing to the Company or any claims that the Company may possess, or waive any rights of substantial value; (xi) sell, assign, or transfer any intellectual property; (xii) sell or otherwise dispose of any interest in any asset, other than in the ordinary course of business, and (xiii) violate any law; (xiv) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), which (individually or in the aggregate) reasonably could be expected to have a Material Adverse Effect; or (xv) make any loan or advance to any shareholder, officer, or director of the Company or to any other person, firm, or corporation. Prior to the Closing Date, the Company (i) will not do or agree to do any of the things listed in clauses (i) through (xv) of this Section 8.2(b), and (ii) will maintain all insurance as currently maintained.

          (c) The Company shall notify the Purchaser promptly of any material adverse change in its business, operations, prospects, condition (financial or otherwise), assets, or liabilities, including, without limitation, copies of all documents relating thereto) concerning all claims instituted, threatened, or asserted again or affecting the Company or its business or assets at law, in equity, or admiralty, before or by any court or Governmental Entity.

          (d) The Company shall keep proper books of record and account in which true and complete entries will be made of all transactions in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

     8.3  Financial Statements and Other Information.  The Company shall
          ------------------------------------------
deliver to the Purchaser so long as it holds any of the Securities or any shares of the Common Stock into which the Securities may be converted or acquired upon exercise thereof:

          (a) within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as at the end of such year and statements of income and of cash flows of the Company for such year;

          (b) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

          (c) as soon as available, but in any event prior to the commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year; and

          (d) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and with reasonable promptness, such other information and data as the Purchaser may from time to time reasonably request.

     8.4  Material Changes and Litigation.  The Company shall promptly notify
          -------------------------------
the Purchaser of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or against any Founder, officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a Material Adverse Effect.

     8.5  Agreements with Employees.  The Company shall require all persons now
          -------------------------
or hereafter employed by the Company who have access to confidential and proprietary information of the Company to enter into a nondisclosure/non-competition agreement, or an employment agreement which contains nondisclosure/non-competition agreements.

     8.6  Directors.
          ---------

          (a) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company and who was elected a director solely or in part by the holders of the Shares for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the board of directors of the Company or any committee thereof.

          (b) The Board of Directors of the Company shall meet on at least a quarterly basis unless otherwise agreed by a majority of the members of the board of directors who are not employees of the Company or a subsidiary of the Company.

          (c) The Company shall provide directors' and officers' liability insurance for all directors of the Company elected by holders of the Series B Preferred Stock for such reasonable amounts as may be determined by the Purchaser or at the Company's option, a specific indemnification from liability, in such form as is reasonably acceptable to the Purchaser, for such elected directors.

     8.7  Reservation of Common Stock.  The Company shall reserve and maintain a
          ---------------------------
sufficient number of shares of Common Stock for issuance upon (a) conversion of all of the outstanding Series B Preferred Stock, and (b) exercise of the Warrants.

     8.8  Related Party Transactions; Options.
          -----------------------------------

          (a) The Company shall not enter into any agreement with any officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company's Board of Directors having no interest in such agreement or arrangement.

          (b) The affirmative vote of both a majority of the members of the board of directors, and the directors elected solely by the holders of the Shares, shall be required to (i) establish or increase the compensation of executive officers of the Company or (ii) grant stock options to any person.

9.   Transfer of Securities.
     ----------------------

     9.1  Restricted Shares.  "Restricted Shares" means (i) the Securities,
          -----------------
(ii) the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants, (iii) any shares of capital stock of the Company acquired by the Purchaser pursuant to the Co-Sale Agreement, and (iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however,
                                                          --------  -------
how that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares: (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act, or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

     9.2  Requirements for Transfer
          -------------------------

          (a) Restricted Shares shall not be sold or transferred unless either
(i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

          (b) Notwithstanding the foregoing, no such registration or opinion of counsel shall be required for (i) a transfer by the Purchaser to a partner of the Purchaser or a withdrawn partner of the Purchaser who withdraws after the date hereof, or to the estate of any such partner or withdrawn partner; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 9 to the same extent as if it were the original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

     9.3  Legend.  Each certificate representing Restricted Shares shall bear a
          ------
legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

     10.  Definitions  As used herein, the following defined terms shall have
          -----------
the following meanings:

          "Defined Benefit Plan" means a Plan that is or was a "defined benefit
           --------------------
plan" as such term is defined in Section 3(35) of ERISA.

          "Environmental Laws" means any laws (including, without limitation,
           ------------------
the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such laws, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, or noise control, or the protection of human health, safety, natural resources, animal health, or welfare, or the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and all Laws promulgated pursuant thereto or in connection therewith.

          "ESOP" means an "employee share ownership plan" as such term is
           ----
defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

          "Hazardous Materials" means any wastes, substances, radiation, or
           -------------------
materials (whether solids, liquids or gases): (i) that are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) that are or become defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the real property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the real property or to adjacent properties; (iv) that contain without limitation polychlorinated biphenyls
(PCBs), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (v) that pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

          "Individual Account Plan" means a Plan that is or was an "individual
           -----------------------
account plan" as such term is defined in Section 3(34) of ERISA.

          "Minimum-Funding Plan" means a Pension Plan that is subject to title
           --------------------
I, subtitle B, part 3, of ERISA (concerning "funding").

          "Other Arrangement" means a benefit program or practice providing for
           -----------------
vacation pay, severance pay, insurance, restricted shares, share options, tuition reimbursement, or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers, or independent contractors that is not a Plan.

          "PBGC" means the Pension Benefit Guaranty Corporation or its
           ----
successor.

          "Pension Plan" means an "employee pension benefit plan" as such term
           ------------
is defined in Section 3(2) of ERISA.

          "Plan" means any plan, program, or arrangement, whether or not
           ----
written, that is or was an "employee benefit plan" as such term is defined in
Section 3(3) of ERISA and (a) that was or is established or maintained by the Company; (b) to which the Company contributed or was obligated to contribute or to fund or provide benefits; or (c) that provides or promises benefits to any person who performs or who has performed services for the Company and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

          "Qualified Plan" means a Pension Plan that satisfies, or is intended
           --------------
by the Company to satisfy, the requirements for tax qualification described in
Section 401 of the Code.

          "Securities Act" means the Securities Act of 1933, as amended, and all
           --------------
laws promulgated pursuant thereto or in connection therewith.

          "Title I Plan" means a Plan that is subject to Title I of ERISA.
           ------------

          "Welfare Plan" means an "employee welfare benefit plan" as such term
           ------------
is defined in Section 3(1) of ERISA.

     11.  Miscellaneous
          -------------

          11.1  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser, in accordance with the Co-sales Agreement, to any person or entity to which Securities are transferred by the Purchaser, and such transferee shall be deemed the "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Company may not assign its rights under this Agreement.

          11.2  Confidentiality.  The Purchaser agrees that it will keep
                ---------------
confidential and will not disclose, divulge or use for any purpose other than to monitor its investment in the Company any confidential, proprietary or secret information which the Purchaser may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to the Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder ("Confidential
                                                                   ------------
Information"), unless such Confidential Information is known, or until such
-----------
Confidential Information becomes known, to the public (other than as a result of a breach of this Section 11.2 by the Purchaser); provided, however, that the
                                                 --------  -------
Purchaser may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Securities from the Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 11.2, (iii) to any affiliate of the Purchaser or to a partner of the Purchaser, provided that such partner agrees in writing to be bound by the provisions of this Section 11.2, or (iv) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding any other provisions of this Section 11.2, the Purchaser shall be free to use the Residuals (as defined below) of any Confidential Information for any purpose, subject only to any patents or copyrights of the Company in such Confidential Information. The term "Residuals" shall mean any information in non-tangible form which is
      ---------
retained in the memory of the Purchaser or any partner, employee or Representative of the Purchaser.

          11.3  Survival of Representations.  All agreements, representation,
                ---------------------------
and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of three years.

          11.4  Expenses.  The Company and the Purchaser shall each be liable
                --------
for their own expenses in conjunction with the transactions contemplated by this Agreement.

          11.5  Brokers.  The Company, each Founder, and the Purchaser (i)
                -------
represents and warrants to the other parties hereto that he or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

          11.6  Severability.  The invalidity or unenforceability of any
                ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          11.7  Specific Performance.   In addition to any and all other
                --------------------
remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          11.8  Governing Law.   This Agreement shall be governed by and
                -------------
construed in accordance with the internal laws of the State of Florida (without reference to the conflicts of law provisions thereon).

          11.9   Notice.   All notices, requests, consents, and other
                 ------
communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after, being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company:    Odyssey Marine Exploration, Inc.
                           3604 Swann Avenue
                           Tampa, Florida 33609
                           Attn:  John C. Morris

     If to the Purchaser:  MacDougald Family Limited Partnership
                           260 First Avenue South, Suite 110
                           St. Petersburg, Florida 33701
                           Attn:  James E. MacDougald
                           or at such other address or addresses as may have
                           been furnished to the Company in writing by the
                           Purchaser;
     With a copy to:       Richard A. Denmon, Esq.
                           Carlton Fields, P.A.
                           777 South Harbour Island Boulevard
                           Tampa, Florida 33602

     If to the Founders:   at the address set forth below the Founders'
                           signatures to this Agreement.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this
Section 11.9.

          11.10  Complete Agreement.  This Agreement (including its Exhibits)
                 ------------------
and the Transaction Documents constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          11.11  Amendments and Waivers.  Except as otherwise expressly set
                 ----------------------
forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 90% of the Series B Preferred Stock or, if no Series B Preferred Stock remains outstanding, of the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants. Notwithstanding the foregoing, (i) this Agreement may be amended with the consent of the holders of less than all of the Series B Preferred Stock or of the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants only in a manner which applies to all such holders in the same fashion, and (ii) no amendment to Section 4 of this Agreement ("Representations of Founders")
                                              ---------------------------
shall be effective as to a Founder who has not consented in writing to such amendment. Any amendment, termination or waiver effected in accordance with this
Section 11 shall be binding upon each holder of any Securities (including shares of Common Stock into which such Securities have been converted or issued upon exercise of the Warrants) even if they do not execute such consent, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          11.12  Pronouns.  Whenever the context may require, any pronouns used
                 --------
in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          11.13  Counterparts; Facsimile Signatures.  This Agreement may be
                 ----------------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

          11.14  Section Headings.  The section headings are for the convenience
                 ----------------
of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     12.  Press Release.  The Purchaser and the Company will work together to
          -------------
issue a mutually agreeable press release regarding this transaction upon the Closing.

     13.  Waiver of Jury Trial.  The parties hereto waive all right to trial by
          --------------------
jury in any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or in connection with this Agreement or any of the Transaction Documents, whether grounded in tort, contract or otherwise.

       [Remainder of Page Intentionally Blank.  Signatures on Next Page.]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the date first written above.

                              COMPANY:
                              -------

                              ODYSSEY MARINE EXPLORATION, INC.,
                              a Nevada corporation


                              By: /s/ John C. Morris
                                  -----------------------------------
                                      John C. Morris,
                                      President


                              PURCHASER:
                              ---------

                              MACDOUGALD FAMILY LIMITED PARTNERSHIP, a Nevada limited partnership

                              By:  MACDOUGALD MANAGEMENT, INC., a Nevada
                                   corporation, General Partner

                                   By: /s/ James E. MacDougald
                                       ------------------------------
                                           James E. MacDougald,
                                           President


                              FOUNDERS:
                              --------


                              /s/ John C. Morris
                              ---------------------------------------
                              JOHN C. MORRIS

                              Address:_______________________________
                              _______________________________________


                              /s/ Gregory P. Stemm
                              ---------------------------------------
                              GREGORY P. STEMM

                              Address:_______________________________
                              _______________________________________

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